Exhibit 99.1
April 30, 2010
Jonathan G. Sloane
Dear Jonathan:
     This letter agreement confirms your separation from Century Bancorp, Inc. (“Bancorp”) and Century Bank and Trust Company (“Century Bank”) (Bancorp and Century Bank collectively referred to as “Century”) as the Co-President and Co-CEO of both Bancorp and Century Bank as of May 10, 2010 (the “Separation Date”). The purpose of this letter agreement is to set forth the agreement between you and Century concerning the terms of your departure, including certain severance benefits you may elect in exchange for certain other commitments provided herein:
     1. Your last day of active employment will be May 10, 2010 and your separation from Century shall be characterized as a voluntary resignation. You shall also take all steps necessary to resign as a member of the Board of Directors of both Bancorp and Century Bank and as a Trustee of the Storer Trust, including the execution and delivery of the resignation letters attached hereto as Exhibits A and B, and you shall hold no titles or positions of any kind with Century effective on the Separation Date.
     2. Effective on the Separation Date, all employee benefits (including group life insurance, long-term and short-term disability insurance, AD&D insurance and your right to participate in the SBERA 401(k) Plan as Adopted by Century Bancorp, Inc. (the “401(k) Plan”)) will terminate, except as otherwise provided in Paragraph 2 below, and you will not accrue any additional benefits. If you choose, you shall have the right to port your group life insurance policy and effect a rollover of your balance in the 401(k) Plan. In addition, and subject to the terms of each such plan, your rights under the SBERA Pension Plan as Adopted by Century Bancorp, Inc. and the Century Bancorp Supplemental Executive Retirement and Insurance Plan (the “SERIP”) are vested, although Century will make no more contributions to the Pension Plan. Finally, your rights to the Century stock options granted to you between 2001 and 2004 shall be as set forth in the applicable incentive stock option agreements. You should contact Century’s human resources department for details on all the above benefits.
     3. In consideration of your commitments as set forth in this letter agreement, including the release of claims as set forth below, Century agrees to provide you with the following benefits:
(a) Century agrees to pay you as severance pay the continuation of your base salary of $442,412.00 from the Separation Date through May 10, 2012. Said payments shall be paid in accordance with Century’s standard payroll practices, less legally required deductions for FICA, taxes, etc.

(b) You and your spouse and dependents may continue to participate in Century’s group health insurance and dental insurance plans from the Separation Date through May 10, 2012. During this period, you shall continue to pay the percentage of the applicable group rate that you currently pay to Century for your coverage. After May 10, 2012, you and your spouse and dependents may continue to participate in Century’s group health insurance and dental insurance plans for the period provided by COBRA by making the required payment of the applicable group rate then in effect.
     4. You will immediately return to Century any and all documents, files, books, records, discs, keys, passes, identification materials, credit cards, and all other property and equipment of Century. You will be allowed to retain the laptop computer and the two Blackberry’s in your possession, provided that an authorized Century representative has certified that such devices do not contain any proprietary or confidential Century information. Also, you will be allowed to keep the telephone numbers assigned to the Blackberry’s only if their possession by you does not conflict with Century’s network. You shall be responsible for paying all service charges on the Blackberry and the laptop computer after the Separation Date. You will be allowed to retrieve all of your personal files and possessions no later than the end of May, 2010.
     5. You agree that you will cooperate reasonably in the separation process and will not at any time disparage Century, or its officers, directors or employees, or their family members, and will take no action and make no statements detrimental to the reputation of Century, or its officers, directors or employees, or their family members.
     6. You shall be available to meet with and cooperate with Century upon reasonable notice to you in the event Century requires your assistance or cooperation in answering or defending any claim, action, or demand against Century that may have accrued during your tenure as and Co-President and Co-CEO.
     7. You agree at all times to keep the terms of this letter agreement strictly confidential, and agree that you will not disclose, characterize, comment on, convey, or in any sense reveal the content or nature of this letter agreement, unless legally required to do so. Nothing in this paragraph shall prohibit Century from disclosing publicly that you have voluntarily resigned your employment to pursue other interests as of the Separation Date, or that the parties have mutually-agreed to end their relationship, or statements consistent in words or in substance.
     8 Nothing in this letter agreement shall operate as a release or waiver by you of any rights or claims to defense and/or indemnification under any (i) indemnification agreement to which Century is a party; (ii) Certificate of Incorporation or By-laws of Century; (iii) directors and officers liability policy; or (iv) applicable law.
     9. You agree that you will not at any time disclose to any other person, corporation, or other entity (except as required by applicable law or for the proper performance of your obligations under this letter agreement) or use for your benefit or the benefit of any third party any confidential or proprietary information obtained by you incident to your employment with

Century. All information concerning the business of Century and that of its customers and vendors shall be considered confidential information unless (a) such information is publicly available prior to the date of this letter agreement, or (b) such information becomes publicly available by reason of acts not attributable to your breach of this letter agreement. Without limiting the generality of the foregoing, confidential information shall include all corporate information, including plans, strategies, tactics, policies, procedures and practices; marketing information including any and all information related to Century’s services and know how, on whatever medium; financial information; operational information; personnel information; and customer information. Your compliance with the provisions of this paragraph will not prevent you from engaging in any business and/or employment opportunity.
     10. You hereby agree that you have no rights to any salary, benefits, bonuses, commissions, or other form of compensation from Century other than as explicitly set forth in this letter agreement. Further, by signing and returning a copy of this letter agreement accepting the benefits to be provided to you pursuant to this letter agreement (which you acknowledge you are not otherwise entitled to receive), you hereby for yourself, your heirs, executors and assigns, release and forever discharge Century, its past and present directors, officers, managers, employees and successors from any and all claims, debts, promises, agreements, charges, complaints or causes of action now existing, both known and unknown, including but not limited to all claims sounding in contract or in tort, including all claims for breach of contract, misrepresentation, wrongful discharge, emotional distress, damages, or attorneys’ fees, or claims of alleged violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, Massachusetts G.L. c.151B, the Massachusetts Wage Act, or any other local, state or federal law, regulation or policy or any other claim relating to or arising out of your employment with Century or the termination thereof, and you further promise not to institute any charge, complaint or lawsuit to challenge the validity of this release or the circumstances surrounding its execution. You represent and warrant that no charge, complaint, or lawsuit of any kind is now pending. In the event you challenge the validity of this release, you agree to pay all of the costs and attorneys’ fees of Century in defending the validity of this release. This release does not waive any right to the benefits set forth in Paragraph 3.
     11. You hereby represent and warrant to Century that you have not engaged in any act involving falsification of accounts, embezzlement of funds or gross dereliction of duties. In the event Century determines that this representation and warranty is false, then all benefits set forth in Paragraph 3 shall terminate immediately and you shall forfeit all benefits payable to you under the SERIP. In the event that Century determines that any other representation or warranty under this letter agreement is false or that you have violated the terms of this letter agreement, then all benefits set forth in Paragraph 3 shall terminate immediately. Nothing in this paragraph shall be deemed or construed as limiting or diminishing any rights or remedies of Century in the event of any conduct by you that violates any such representation and warranty or any terms of this letter agreement.
     12. This letter constitutes the entire agreement between you and Century (and supersedes any other communications, written or oral) with respect to your employment by Century and the termination of such employment, and with respect to all matters pertaining thereto. This letter shall be in complete and final settlement of any and all causes of action or claims that you have had, now have or may now have, in any way related to or arising out of or in connection with such employment and/or its termination or pursuant to any federal, state or local employment laws, regulations, executive orders or other requirements.
     13. For a period of seven (7) days following your execution of this letter agreement, you may revoke your agreement, and this letter shall not become effective until this seven day revocation period has expired.
     14. The terms of this letter agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.
     15. In signing this letter agreement, you acknowledge that you understand its provisions, that your agreement is knowing and voluntary, that you have been afforded a full and reasonably opportunity of at least twenty-one (21) days to consider its terms and to consult with or seek advice from any attorney or any other person of your choosing, and that you have been advised by Century to consult with an attorney prior to executing this letter agreement.
     If the foregoing is in accordance with your understanding, kindly sign and return the enclosed duplicate original of this letter, whereupon this letter will constitute a binding agreement between you and Century on the basis set forth above.

Very truly yours,

CENTURY BANCORP, INC.

By:	/s/ William P. Hornby William P. Hornby, Chief Financial
Officer and Treasurer

CENTURY BANK AND TRUST COMPANY

By:	/s/ William P. Hornby William P. Hornby, Chief Financial
Officer and Treasurer
5/11/2010
Accepted and Agreed to:
/s/ Jonathan G. Sloane
Jonathan G. Sloane
5/3/2010

Exhibit A
5/3, 2010
Century Bancorp, Inc.
Century Bank and Trust Company
400 Mystic Avenue
Medford, MA 02155
To the Boards of Directors:
     I, the undersigned Jonathan G. Sloane, hereby resign as a member of the Boards of Directors of both Century Bancorp, Inc. and Century Bank and Trust Company, effective as of May 10, 2010.

/s/ Jonathan G. Sloane
Jonathan G. Sloane

Exhibit B
5/3, 2010
Storer Trust
400 Mystic Avenue
Medford, MA 02155
To the Trustees of Storer Trust:
     I, the undersigned Jonathan G. Sloane, hereby resign as a trustee of Storer Trust, effective as of May 10, 2010.

/s/ Jonathan G. Sloane
Jonathan G. Sloane